SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2019

BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

100 Summit Drive

Burlington, MA 01803

(Address of principal executive offices, including zip code)

      (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Exchange Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                         [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001	BLIN	NASDAQ

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2019, Ms. Carole Tyner resigned from her position of Chief Financial Officer of Bridgeline Digital, Inc. (“Bridgeline” or the “Company”) to pursue new professional opportunities. Ms. Tyner will continue to provide services to the Company as an employee until August 31, 2019. Upon Ms. Tyner’s departure on August 31, 2019, she will receive a lump sum separation payment equivalent to six-months base salary, and further, she will continue to receive COBRA health insurance continuation benefits with the Employer portion of the premiums paid by the Company up through February 28, 2020.

Effective July 1, 2019, Mark G. Downey was appointed by the Company’s Board of Directors as Executive Vice President, Chief Financial Officer and Treasurer of the Company. The Company and Mr. Downey entered into an employment agreement (the “Employment Agreement”), effective July 1, 2019 through September 30, 2020, whereby he will receive two-hundred and forty thousand dollars base salary and the ability to earn a bi-annual incentive bonus of thirty thousand dollars. Mr. Downey may also participate in such equity-based and cash-based incentive programs as the Company may from time to time and made available to its executive officers, in accordance with the terms and conditions of such programs, as well as, the Company’s other applicable employee benefits plans and programs. His Employment Agreement also provides that in the event Mr. Downey’s employment is terminated by the Company without cause or if the Company terminates his employment for good reason, he is entitled to receive severance benefits.

The foregoing descriptions of the material terms of the Employment Agreement by and between the Company and Mr. Downey do not purport to be complete descriptions and are qualified in their entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Downey comes to Bridgeline with more than 25 years of finance and operations experience and has held CFO and COO positions at several public and privately held companies in the technology, private equity, financial services and professional services industries. He has extensive accounting, capital markets structuring, risk, treasury, M&A due diligence, technology enhancements, and overall operational and management experience. Mr. Downey began his career as a CPA with Coopers & Lybrand and holds a BBA from Iona College – Hagan School of Business.

There are no family relationships between Mr. Downey and any director or executive officer of the Company, and other than as described in this Item 5.02, Mr. Downey has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On July 3, 2019, the Company issued a press release announcing Mr. Downey’s appointment, a copy of which is attached hereto as Exhibit 99.1.

The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit(s)

Exhibit No.	Exhibit Description

10.1	Employment Agreement dated July 1, 2019 between Bridgeline Digital, Inc. and Mark G. Downey

99.1	Press release issued by Bridgeline Digital, Inc. dated July 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

By:	/s/ Roger Kahn
Roger Kahn
President & Chief Executive Officer

Date: July 3, 2019